EXHIBIT 4.8

CONFIDENTIAL TREATMENT REQUESTED

Asterisks [ * ] denote omissions.

EXHIBIT 4.8

Supplemental and Amending Agreement

1. INTERPRETATION
1.1 Definitions
1.2 Construction
1.3 Amendment
1.4 Schedules
1.5 Priority of Agreements
2. AMENDMENTS AND TRANSACTIONS
2.1 US Non-FOTS Agreement
2.2 MFN Collocation Agreement
2.3 MFN IRU Agreement
2.4 Canadian Non-FOTS Agreement
2.5 360 Sale Agreement and 360 IRU Agreement
2.6 Purchase Price Differential
2.7 Obligations of Parties
2.8 Mutual Releases
2.9 Call-Net Review
3. ESCROW MATTERS
3.1 Escrow Agent Directions
3.2 Outstanding Escrow Items
3.3 Reimbursement of Lease Agreement Obligations
4. WARRANTIES, REPRESENTATIONS AND COVENANTS
4.1 Warranties, Representations and Covenants of Call-Net Group
4.2 Warranties, Representations and Covenants of 360 Group
5. GENERAL
5.1 Time of the Essence
5.2 Further Assurances
5.3 Entire Agreement
5.4 Reliance & Non-Waiver
5.5 Governing Law
5.6 Resolution of Disputes
5.7 Assignments
5.8 Counterparts and Facsimile
5.9 Severability
5.10 Good Faith
5.11 Agreement Binding
5.12 No Other Provisions Affected
Articles of Arrangement
General By-law No. 1
Amended and Restated Agreement
Supplemental and Amending Agreement
Global Settlement Agreement
Subsidiaries of Call-Net Enterprises Inc.
Glossary
Audited Consolidated Financial Statements
Section 906 Certification

SUPPLEMENTAL AND AMENDING AGREEMENT

among

360NETWORKS INC.

and

360NETWORKS (CDN FIBER) LTD.

and

360NETWORKS (USA) INC.

and

CALL-NET ENTERPRISES INC.

and

SPRINT CANADA INC.

and

CALL-NET TECHNOLOGY SERVICES INC.

and

CNCS INC.

June 27, 2001

SUPPLEMENTAL AND AMENDING AGREEMENT

1.		INTERPRETATION	3
	1.1	Definitions	3
	1.2	Construction	6
	1.3	Amendment	7
	1.4	Schedules	7
	1.5	Priority of Agreements	7
2.		AMENDMENTS AND TRANSACTIONS	7
	2.1	US Non-FOTS Agreement	7
	2.2	[ * ] Collocation Agreement	8
	2.3	[ * ] IRU Agreement	8
	2.4	Canadian Non-FOTS Agreement	8
	2.5	360 Sale Agreement and 360 IRU Agreement	8
	2.6	Purchase Price Differential	8
	2.7	Obligations of Parties	8
	2.8	Mutual Releases	9
	2.9	Call-Net Review	9
3.		ESCROW MATTERS	9
	3.1	Escrow Agent Directions	9
	3.2	Outstanding Escrow Items	10
4.		WARRANTIES, REPRESENTATIONS AND COVENANTS	10
	4.1	Warranties, Representations and Covenants of Call-Net Group	11
	4.2	Warranties, Representations and Covenants of 360 Group	12
5.		GENERAL	13
	5.1	Time of the Essence	13
	5.2	Further Assurances	13
	5.3	Entire Agreement	13
	5.4	Reliance & Non-Waiver	13
	5.5	Governing Law	13
	5.6	Resolution of Disputes	14
	5.7	Assignments	14
	5.8	Counterparts and Facsimile	14
	5.9	Severability	14
	5.10	Good Faith	14
	5.11	Agreement Binding	14
	5.12	No Other Provisions Affected	14

SUPPLEMENTAL AND AMENDING AGREEMENT

THIS SUPPLEMENTAL AND AMENDING AGREEMENT dated as of June 27, 2001

A M O N G:

360NETWORKS INC., a corporation continued under the laws of the Province of Nova Scotia,

(hereinafter referred to as “360”)

- and -

360NETWORKS (CDN FIBER) LTD., a corporation
amalgamated under the laws of the Province of Alberta
(the resulting corporation from the amalgamation
between 360networks (Cdn.) ltd. (formerly
360networks (CN) ltd.), 360networks (fiber
1) ltd., 360networks (fiber 2) ltd. and
360networks (fiber 3) ltd.), (hereinafter
referred to as “360 Cdn”),

- and -

360NETWORKS (USA) INC., a corporation merged
under the laws of the State of Nevada (the
resulting corporation from the merger between
360networks (USA) inc., 360networks services inc.
and 360 fiber (USA 1) inc.)

(hereinafter referred to as “360 USA”)

- and -

CALL-NET ENTERPRISES INC., a corporation amalgamated under the federal laws of Canada,

(hereinafter referred to as “Call-Net”)

- and -

SPRINT CANADA INC., a corporation amalgamated under the federal laws of Canada,

(hereinafter referred to as “Sprint Canada”)

- and -

CALL-NET TECHNOLOGY SERVICES INC., a corporation amalgamated under the federal laws of Canada,

(hereinafter referred to as “CNTS”)

- and -

CNCS INC., a corporation incorporated under the laws of the State of Delaware (as successor in interest to CNE FIBER DEVELOPMENT INC.),

(hereinafter referred to as “CNCS”)

WHEREAS:

A.   Call-Net and 360 negotiated and completed on August 25, 2000 a transaction involving the purchase and sale of certain fibre optic assets and such transaction consisted of, inter alia, (i) the sale of and/or the assignment of indefeasible rights of use and/or the granting of sub-indefeasible rights of use relating to certain fibre optic assets from Call-Net and its Affiliates to 360 and its Affiliates, (ii) the sale of and/or the assignment of indefeasible rights of use and/or the granting of sub-indefeasible rights of use relating to certain fibre optic assets from 360 and its Affiliates to Call-Net and its Affiliates, and (iii) certain related transactions and such transaction was evidenced by the Transaction Documents;

B.   Pursuant to the Canadian Non-FOTS Agreement, Sprint Canada agreed to sell, grant and deliver and 360networks (CN) ltd. (now 360 Cdn) agreed to purchase and accept, upon and subject to the terms of the Canadian Non-FOTS Agreement, inter alia, the Purchaser Assets (as defined in the Canadian Non-FOTS Agreement) relating to Routes 6, 15 and 17.

C.   Pursuant to the 360 Sale Agreement, 360networks (CN) ltd. (now 360 Cdn) agreed to sell , grant and deliver and CNTS agreed to purchase and accept, upon and subject to the terms of the 360 Sale Agreement, inter alia, the Purchaser Assets (as defined in the 360 Sale Agreement) relating to Route 360-3.

D.   Pursuant to the 360 IRU Agreement, 360networks (USA) inc. (now 360 USA) agreed to sell, grant and deliver and CNE Fiber (predecessor in interest to CNCS) agreed to receive, upon and subject to the terms of the 360 IRU Agreement, inter alia, the IRU (as defined in the 360 IRU Agreement) in the Purchaser Fiber Assets (as defined in the 360 IRU Agreement) relating to Route 360-3.

E.   Pursuant to the US FOTS Escrow Agreement, 360fiber (USA 1) inc. (now 360 USA) deposited with the Escrow Agent [ * ] of the purchase price payable to the applicable members of the Call-Net Group under the US FOTS Agreement to be dealt with in accordance with the terms of the US FOTS Escrow Agreement.

F.   Pursuant to the General Escrow Agreement, the applicable members of the 360 Group, as purchasers under the applicable Fibre Sale Agreements (as defined in the General Escrow Agreement) deposited with the Escrow Agent from time to time portions of the purchase price payable to the applicable members of the Call-Net Group under such Fibre Sale Agreements (as defined in the General Escrow Agreement) to be dealt with in accordance with the terms of the General Escrow Agreement.

NOW THEREFORE IN CONSIDERATION of the premises and mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties covenant and agree as follows:

1.   INTERPRETATION

1.1   Definitions

Unless otherwise defined or provided for herein, capitalized terms used in this Agreement shall have the respective meanings attributed to such terms in the Canadian Non-FOTS Agreement. In this Agreement, the following terms shall have the following meanings:

“Agreement” means this Agreement, including the recitals and the Schedules to this Agreement, as it may from time to time be supplemented or amended.

“Call-Net Group” means collectively Call-Net, Sprint Canada, CNTS and CNCS, or any one or more of them as the context requires.

“Canadian Non-FOTS Agreement” means the Fibre Sale Agreement (Canadian Non-FOTS) dated August 25, 2000, among 360, 360networks (CN) ltd. (now 360 Cdn), Call-Net and Sprint Canada.

“Canadian Non-FOTS Notice of Claim” means the Notice of Claim dated November 22, 2000 by 360 Cdn to the Escrow Agent and Sprint Canada.

“Closing” means the completion of the transactions contemplated herein.

“Closing Date” means June 27, 2001, or such earlier or later date as may be mutually agreed upon by the parties hereto.

“CNE Fiber” means CNE Fiber Development Inc., the predecessor in interest to CNCS.

“Escrow Agent” means The Trust Company of Bank of Montreal.

“General Escrow Agreement” means the Escrow Agreement dated August 25, 2000, among 360, Call-Net, CNTS, Sprint Canada, 360fiber (USA 1) inc. (now 360 USA), 360networks (CN) ltd. (now 360 Cdn), CNE Fiber Development Inc. (predecessor in interest to CNCS), 360networks (USA) inc. (now 360 USA) and Escrow Agent.

“Landlord” means [ * ] , including its successors and assigns.

“Lease Agreement” means the Lease dated as of November 1, 2000 between the Landlord and 360networks (USA) inc. (now 360 USA).

“Lease Commencement Date” means December 1, 2000.

“Lease Year” means each twelve (12) month period commencing on December 1 and ending on November 30 of the following year.

“[ * ] Collocation Agreement” means the Collocation Licence Agreement dated as of August 25, 2000 between CNE Fiber (predecessor in interest to CNCS), CNTS and 360 fiber (USA 1) inc. (now 360 USA).

“[ * ] IRU Agreement” means the Fibre Asset Transfer and IRU Agreement ( [ * ] ) dated as of August 25, 2000 between 360fiber (USA 1) inc. (now 360 USA), CNE Fiber (predecessor in interest to CNCS) and CNTS.

“Non-FOTS Purchase Price” means the sum of [ * ] on account of the purchase and sale of Routes 6, 15 and 17 under the Canadian Non-FOTS Agreement.

“Person” means a natural person, corporation, firm, limited or unlimited liability company, partnership or other form of legal entity.

“Purchase Price Differential” means the sum of [ * ] being the difference between the Route 360-3 Purchase Price and the Non-FOTS Purchase Price.

“Reimbursement Amount” has the meaning ascribed to such term in Section 3.3 hereof.

“Routes 6, 15 and 17” means the Purchaser Assets (as defined in the Canadian Non-FOTS Agreement) relating to the Segments (Completed) To Be Transferred (as defined in the Canadian Non-FOTS Agreement) to be sold, granted and delivered pursuant to the Canadian Non-FOTS Agreement.

“Route 360-3” means the Purchaser Assets (as defined in the 360 Sale Agreement) and the Purchaser Fibre Assets (as defined in the 360 IRU Agreement) relating to Segment No. (number) (as defined in the 360 Sale Agreement and the 360 IRU Agreement) 360-3 (Detroit to London to Toronto) to be sold, granted and delivered pursuant to the 360 Sale Agreement and the 360 Fibre Agreement.

“Route 360-3 Purchase Price” means the sum of [ * ] on account of the purchase and sale of Route 360-3 under the 360 Sale Agreement and the 360 IRU Agreement.

“Segment Transfer Documents” has the corresponding meaning provided in each of the Transaction Documents, as applicable.

“Transaction Documents” means

(a)	this Agreement;

(b)	all Segment Transfer Documents;

(c)	all other agreements executed or to be executed and delivered pursuant to the terms of this Agreement;

(d)	the Fibre Sale Agreement (Canadian Fibre) dated as of August 25, 2000 among 360, 360networks (CN) ltd. (now 360 Cdn), Call-Net and CNTS;

(e)	the Fibre IRU Agreement (United States Fibre) dated as of August 25, 2000 among 360, 360networks (USA) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS);

(f)	the Fibre Sale Agreement (Canadian Non-FOTS) dated as of August 25, 2000 among 360, 360networks (CN) ltd. (now 360Cdn), Call-Net and Sprint Canada;

(g)	the Fibre Sale Agreement (U.S. Non-FOTS) dated as of August 25, 2000 among 360, 360fiber (USA 1) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS);

(h)	the Fibre Sale Agreement (U.S. FOTS) dated as of August 25, 2000 among 360, 360fiber (USA 1) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS);

(i)	the Fibre Swap Agreement dated as of August 25, 2000 among 360, 360networks (CN) ltd. (now 360 Cdn), 360networks (USA) inc. (now 360 USA), Call-Net and Sprint Canada;

(j)	the Fibre Exchange Agreement (Canadian Non-FOTS) dated as of August 25, 2000 among 360, 360networks (CN) ltd. (now 360 Cdn), Call-Net and Sprint Canada;

(k)	the Fibre IRU Agreement dated as of August 25, 2000 among 360, 360networks (USA) inc. (now 360 USA), Call-Net and Sprint Canada;

(l)	the Escrow Agreement dated as of August 25, 2000 among 360, Call-Net, CNTS, Vendor, 360fiber (USA 1) inc. (now 360 USA), CNE Fiber (predecessor in interest to CNCS), 360networks (USA) inc. (now 360 USA) and the Escrow Agent;

(m)	the Escrow Agreement (US FOTS) dated as of August 25, 2000 among 360, Call-Net, 360fiber (USA 1) inc. (now 360 USA), CNE Fiber (predecessor in interest to CNCS) and the Escrow Agent;

(n)	the Fibre Swap Agreement dated as of August 25, 2000 among 360, 360networks (USA) inc. (now 360 USA), 360networks (CN) ltd. (now 360 Cdn), 360fiber (USA 1) inc. (now 360 USA), Call-Net, Sprint Canada and CNE Fiber (predecessor in interest to CNCS);

(o)	the Fibre Exchange Agreement (Canadian FOTS) dated as of August 25, 2000 among 360, 360networks (CN) ltd. (now 360 Cdn), Call-Net and Sprint Canada;

(p)	the Fibre Exchange Agreement (United States FOTS) dated as of August 25, 2000 among 360, 360fibre (USA 1) inc. (now 360 USA) and CNE Fiber (predecessor in interest to CNCS);

(q)	the Fibre IRU Agreement dated as of August 25, 2000 among 360, 360networks (USA) inc. (now 360 USA), Call-Net and Sprint Canada; and

(r)	all other agreements executed or to be executed and delivered pursuant to the terms of such agreements.

“US FOTS Agreement” means the Fibre Sale Agreement (US FOTS) dated August 25, 2000, among 360, 360fiber (USA 1) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS).

“US FOTS Escrow Agreement” means the Escrow Agreement (US FOTS) dated August 25, 2000, among 360, Call-Net, 360 fiber (USA 1) inc. (now 360 USA), CNE Fiber (predecessor in interest to CNCS) and Escrow Agent;

“US Non-FOTS Agreement” means the Fibre Sale Agreement (United States Non-FOTS) dated as of August 25, 2000 between 360, 360networks (USA) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS).

“US Non-FOTS Notice of Claim” means the Notice of Claim dated November 22, 2000 by 360fiber (USA 1) inc. (now 360 USA) to the Escrow Agent and CNE Fiber (predecessor in interest to CNCS).

“360 Group” means collectively, 360, 360 Cdn and 360 USA or any one or more of them, as the context requires.

“360 IRU Agreement” means the Fibre IRU Agreement dated August 25, 2000, among 360, 360networks (USA) inc. (now 360 USA), Call-Net and CNE Fiber (predecessor in interest to CNCS) (Route 360-1 — Albany to Boston; Route 360-2 — Seattle to Vancouver; Route 360-3 — Detroit to London to Toronto);

“360 Sale Agreement” means the Canadian Fibre Sale Agreement (including agreement for purchase of products and services) dated August 25, 2000, among 360, Call-Net, 360networks (CN) ltd. (now 360 Cdn) and CNTS (Route 360-1 - Albany to Boston; Route 360-2 — Seattle to Vancouver; Route 360-3 — Detroit to London to Toronto);

1.2   Construction

In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

(a)	all references to a designated “Article”, “Section”, “Subsection” or other subdivision or to a “Schedule” are to the designated article, section, subsection or other subdivision of, or schedule to, this Agreement;

(b)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision or Schedule;

(c)	the headings and captions are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)	the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, any Person that is not a human being; the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language, such as “without limitation” or “but not limited to” or words of similar import, is used with reference thereto);

(e)	any accounting term not otherwise defined has the meaning assigned to it by GAAP and all accounting matters will be determined in accordance with GAAP, applied on a consistent basis;

(f)	any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding that statute or regulation;

(g)	unless indicated otherwise, all references to currency mean Canadian currency and all sums of money are expressed in Canadian currency;

(h)	any other term defined within the text of this Agreement has the meaning so ascribed;

(i)	a reference to a time or date is to the local time or date at Toronto, Ontario;

(j)	a reference to an approval, authorization, consent, designation, waiver or notice means written approval, authorization, consent, designation, waiver or notice; and

(k)	a capitalized cognate of a defined term has a meaning corresponding to that of the defined term.

1.3   Amendment

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed, except that, as between any two parties solely, such may be binding on such parties if executed by them, and a waiver in writing executed by one party shall be binding on such party.

1.4   Schedules

The following Schedules to this Agreement are an integral part of this Agreement:

Schedule	Description

“A” “B” “C” “D”	Revised Schedule “B” and Exhibit “B-1” to the US Non-FOTS Agreement
Revised Schedule “1” to the [ * ] Collocation Agreement
Revised Schedule “A” to the [ * ] IRU Agreement
List of Claimed Deficiencies and Proposed Resolutions

1.5   Priority of Agreements

In the event of any inconsistency or other conflict between the terms of the main body of this Agreement and the terms of any Schedule, the terms of the main body of this Agreement shall prevail and have priority over the terms of such Schedule.

2.     AMENDMENTS AND TRANSACTIONS

2.1   US Non-FOTS Agreement

Schedule “B” and Exhibit “B-1” to the US Non-FOTS Agreement are hereby deleted in their entirety and are replaced with Schedule “A” attached hereto.

2.2   [ * ] Collocation Agreement

Schedule “1” to the [ * ] Collocation Agreement is hereby deleted in its entirety and is replaced with Schedule “B” attached hereto.

2.3   [ * ] IRU Agreement

Schedule “A” to the [ * ] IRU Agreement is hereby deleted in its entirety and is replaced with Schedule “C” attached hereto.

2.4   Canadian Non-FOTS Agreement

The 360 Group hereby acknowledges and agrees that the applicable members of the Call-Net Group are no longer obligated to sell, grant and deliver Routes 6, 15 and 17 pursuant to the provisions of the Canadian Non-FOTS Agreement and that all of the obligations, liabilities and responsibilities of such applicable members of the Call-Net Group pursuant to, arising under or in connection with the sale, grant and delivery of Routes 6, 15 and 17 pursuant to the Canadian Non-FOTS Agreement are hereby terminated. The Call-Net Group hereby acknowledges and agrees that the applicable members of the 360 Group shall no longer be required to purchase and accept Routes 6, 15 and 17 pursuant to the provisions of the Canadian Non-FOTS Agreement or to pay the Non-FOTS Purchase Price and that all of the obligations, liabilities and responsibilities of the applicable members of the 360 Group pursuant to, arising under or in connection with the purchase and acceptance of Routes 6, 15 and 17 pursuant to the Canadian Non-FOTS Agreement, including, the obligation to pay such Non-FOTS Purchase Price, are hereby terminated.

2.5   360 Sale Agreement and 360 IRU Agreement

The Call-Net Group hereby acknowledges and agrees that the applicable members of the 360 Group are no longer obligated to sell, grant or deliver Route 360-3 pursuant to the provisions of the 360 Sale Agreement and the 360 IRU Agreement, respectively, and that all of the obligations, liabilities and responsibilities of the applicable members of the 360 Group pursuant to, arising under or in connection with the sale, grant and delivery of Route 360-3 pursuant to the provisions of the 360 Sale Agreement and the 360 IRU Agreement are hereby terminated. The 360 Group hereby acknowledges and agrees that the applicable members of the Call-Net Group shall no longer be required to purchase and accept Route 360-3 pursuant to the provisions of the 360 Sale Agreement and the 360 IRU Agreement or to pay the Route 360-3 Purchase Price and that all of the obligations, liabilities and responsibilities of the applicable members of the Call-Net Group pursuant to, arising under or in connection with the purchase and acceptance of Route 360-3 pursuant to the 360 Sale Agreement and the 360 IRU Agreement, including, the obligation to pay such Route 360-3 Purchase Price are hereby terminated.

2.6   Purchase Price Differential

On the Closing Date, the applicable members of the Call-Net Group shall pay to the applicable members of the 360 Group the Purchase Price Differential.

2.7   Obligations of Parties

In the event that any member of the Call-Net Group or any member of the 360 Group executed and delivered any Segment Transfer Documents (as such term is defined in the Canadian Non-FOTS Agreement, the 360 Sale Agreement and the 360 IRU Agreement, as the case may be) or any other agreements, documents or instruments in favour of any third parties which create any obligations and/or liabilities on any such members of the Call-Net Group or such members of the 360 Group in respect of Route 360-3 or Routes 6, 15 and 17, respectively, then on the Closing Date the parties shall deliver mutually acceptable releases duly executed by such third parties in favour of such members of the Call- Net Group or such members of the 360 Group, as applicable, therein fully releasing and discharging such parties from any such obligations and/or liabilities.

2.8   Mutual Releases

Save and except for the obligations imposed by the provisions of this Agreement, including, without limitation, the obligations set out in Section 2.7 hereof, the parties hereto hereby irrevocably release and forever discharge each other of and from any and all obligations arising under, pursuant to or in connection with the grant, sale and delivery of Routes 6, 15 and 17 and the grant, sale and delivery of Route 360-3, as applicable, pursuant to the provisions of the Canadian Non-FOTS Agreement and the provisions of the 360 Sale Agreement and 360 IRU Agreement, respectively.

2.9   Call-Net Review

[ * ]

3.   ESCROW MATTERS

3.1   Escrow Agent Directions

On the Closing Date, the applicable members of the 360 Group and to the applicable members of the Call-Net Group shall execute and deliver the following directions to the Escrow Agent in respect of the amounts set out below (each such direction to be in form and substance in accordance with the applicable provisions of the General Escrow Agreement and the US FOTS Escrow Agreement):

(a)	a direction to the Escrow Agent directing the Escrow Agent to release to the applicable members of the Call-Net Group the sum of [ * ] , together with interest thereon, from the Escrow Fund (United States Non-FOTS) (as defined in the General Escrow Agreement) representing funds being released from escrow in respect of item numbers 1, 3, 4, 5 and 6 set out in the US Non-FOTS Notice of Claim;

(b)	a direction to the Escrow Agent directing the Escrow Agent to release to the applicable members of the Call-Net Group the sum of [ * ] , together with interest thereon, from the Escrow Fund (Canadian Non-FOTS) (as defined in the General Escrow Agreement) representing funds being released from escrow in respect of item number 3 set out in the Canadian Non-FOTS Notice of Claim;

(c)	a direction to the Escrow Agent directing the Escrow Agent to release to the applicable members of the Call-Net Group the sum of [ * ] , together with interest thereon, from the Escrow Fund (as defined in the US FOTS Escrow Agreement) representing funds being released from escrow pursuant to the provisions of the US FOTS Escrow Agreement; and

3.2   Outstanding Escrow Items

The parties hereby acknowledge and agree that the sole claimed deficiencies by the 360 Group including, without limitation, any deficiencies claimed pursuant to the Canadian Non-FOTS Notice of Claim and the US Non-FOTS Notice of Claim, which relate to the remaining funds being held by the Escrow Agent pursuant to the General Escrow Agreement and the US FOTS Escrow Agreement after the release of the funds contemplated by Section 3.1 hereof, are set out on Schedule “D” attached hereto. Nothing contained in this Agreement shall be interpreted, or deemed to interpreted, as the Call-Net Group having agreed that the amounts set out on Schedule “D” are correct and/or being validly claimed by the applicable members of the 360 Group and the Call-Net Group does not waive any rights it may have to challenge the validity to such amounts all in accordance with the provisions of the General Escrow Agreement or the US FOTS Escrow Agreement. Schedule “D” attached hereto also sets out the proposed resolutions to rectify such claimed deficiencies. The parties acknowledge and agree that upon the applicable members of the Call-Net Group resolving, to the mutual satisfaction of the parties, any of the claimed deficiencies set out on Schedule “D” attached hereto, the applicable members of the 360 Group shall forthwith execute and deliver the necessary and appropriate directions to the Escrow Agent directing the Escrow Agent to release the applicable remaining funds being held by the Escrow Agent pursuant to the General Escrow Agreement and the US FOTS Escrow Agreement to the applicable members of the Call-Net Group. It is the intention of the parties that such claimed deficiencies and the directions to the Escrow Agent referred to in this Section 3.2 are to be completed on or before July 11, 2001. However, for greater certainty, in the event that the Call-Net Group is unable to resolve such deficiencies prior to July 11, 2001, the parties acknowledge and agree that a commercially reasonable time, as such phrase is used in the General Escrow Agreement and the US FOTS Escrow Agreement, has not lapsed or expired and the Call-Net Group will continue to use commercially reasonable efforts to resolve the deficiencies as soon as possible after July 11, 2001.

3.3   Reimbursement of Lease Agreement Obligations

(a)	In consideration for the release of funds from the Escrow Fund (United States Non-FOTS) (as defined in the General Escrow Agreement) in respect of item number 4 set out in the US Non-FOTS Notice of Claim, CNCS hereby agrees to reimburse 360 USA the maximum sum of [ * ] per annum after the end of each Lease Year for a maximum of [ * ] Lease Years commencing on the Lease Year running from the Lease Commencement Date to November 30, 2001 on account of rent and/or other costs paid by 360 USA to the Landlord pursuant to the provisions of the Lease Agreement (the “Reimbursement Amount”). The Reimbursement Amount shall be subject to a [ * ] increase after the end of each Lease Year, such increase to commence after the Lease Year ending on November 30, 2001 on account of the Lease Year commencing on December 1, 2001 and ending on November 30, 2002. In the event that 360 USA pays an aggregate amount to the Landlord under the Lease Agreement which is less than the Reimbursement Amount in any Lease Year, then the Reimbursement Amount shall be reduced and shall not exceed such lesser amount so paid by 360 USA under the Lease Agreement in such Lease Year. Under no circumstances will the Reimbursement Amount exceed [ * ] per annum plus the applicable [ * ] increase contemplated in this Section 3.3(a).

(b)	Prior to 360 USA being entitled to the Reimbursement Amount, 360 USA shall deliver to CNCS satisfactory evidence that the amount or amounts equal to the Reimbursement Amount has or have been paid to the Landlord by 360 USA under the Lease Agreement and upon being provided such satisfactory evidence, CNCS shall, within forty-five (45) days from the date of receiving such satisfactory evidence, pay the Reimbursement Amount to 360 USA.

(c)	In the event that the Lease Agreement in in any way terminated by either 360 USA or the Landlord, or both, as the case may be, for any reason, or is terminated by operation of law or for any other reason, or if 360 USA is no longer bound to make payments pursuant to the Lease Agreement for any reason, or if the Lease Agreement is assigned or transferred by 360 USA to any person in any manner, or if the Lease Agreement in any way is modified, amended or supplemented, then the obligation of CNCS to pay the Reimbursement Amount to 360 USA as provided by Section 3.3(a) shall automatically and immediately terminate. 360 USA hereby covenants with CNCS to provide CNCS with notice in respect of the Lease Agreement or in respect of 360 USA ceasing to be bound to make payments pursuant to the Lease Agreement.

(d)	Nothing contained herein shall be deemed an assignment to, or an assumption by, CNCS of the Lease Agreement or any obligations, liabilities or responsibilities arising under, pursuant to or in connection with the Lease Agreement.

4.   WARRANTIES, REPRESENTATIONS AND COVENANTS

4.1   Warranties, Representations and Covenants of Call-Net Group

Each member of the Call-Net Group warrants and represents to, and covenants with each member of the 360 Group that:

(a)	Status. Each member of the Call-Net Group is a corporation incorporated, existing and in good corporate standing under the laws of the jurisdiction of its incorporation, amalgamation or continuance with respect to all filings required under such laws.

(b)	Authority. Each member of the Call-Net Group has all necessary corporate capacity, power, and authority to carry on its business, and has the necessary corporate capacity, power and authority to enter into this Agreement and to carry out the terms of this Agreement.

(c)	Compliance with Constating Documents, Agreements and Laws. The making of this Agreement, the completion of the transactions contemplated by this Agreement and the performance of and compliance with the terms of this Agreement, does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of any member of the Call-Net Group; or

(ii)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any governmental authority, or constitute or result in a material default under any agreement, contract or commitment to which any member of the Call-Net Group is a party or by which their properties or assets are bound, which would have a material adverse effect upon the ability of any member of the Call-Net Group to perform any of its obligations under this Agreement;

(d)	Valid, Binding and Enforceable. This Agreement constitutes a valid and binding agreement and obligation, enforceable against each member of the Call-Net Group in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

(e)	Parties and Non-Assignment. Other than the Call-Net Group, there are no other Affiliates of Call-Net which are party to or that can claim any interest in any of the Transaction Documents. Each member of the Call-Net Group is and continues to be bound and subject to the provisions of the Transaction Documents and no member of the Call-Net Group has assigned or transferred any of its rights and obligations arising under, pursuant to or in connection with the Transaction Documents.

4.2   Warranties, Representations and Covenants of 360 Group

Each member of the 360 Group warrants and represents to, and covenants with each member of the Call-Net Group that:

(a)	Status. Each member of the 360 Group is a corporation incorporated, existing and in good corporate standing under the laws of the jurisdiction of its incorporation, amalgamation or continuance with respect to all filings required under such laws.

(b)	Authority. Each member of the 360 Group has all necessary corporate capacity, power, and authority to carry on its business, and has the necessary corporate capacity, power and authority to enter into this Agreement and to carry out the terms of this Agreement.

(c)	Compliance with Constating Documents, Agreements and Laws. The making of this Agreement, the completion of the transactions contemplated by this Agreement and the performance of and compliance with the terms of this Agreement, does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of any member of the 360 Group; or

(ii)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any governmental authority, or constitute or result in a material default under any agreement, contract or commitment to which any member of the 360 Group is a party or by which their properties or assets are bound, which would have a material adverse effect upon the ability of any member of the 360 Group to perform any of its obligations under this Agreement;

(d)	Valid, Binding and Enforceable. This Agreement constitutes a valid and binding agreement and obligation, enforceable against each member of the 360 Group in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

(e)	Parties and Non-Assignment. Other than the 360 Group, there are no other Affiliates of 360 which are party to or that can claim any interest in any of the Transaction Documents. Each member of the 360 Group is and continues to be bound and subject to the provisions of the Transaction Documents and no member of the 360 Group has assigned or transferred any of its rights or obligations arising under, pursuant to or in connection with the Transaction Documents.

(f)	Lease Agreement. 360 USA is a party to and continues to be bound by and subject to the provisions of the Lease Agreement and 360 USA has not assigned or transferred any of its rights or obligations arising under, pursuant to or in connection with the Lease Agreement.

5.   GENERAL

5.1   Time of the Essence

Time shall be of the essence of this Agreement.

5.2   Further Assurances

Subject to the terms of this Agreement, each party shall execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to carry out the full intent and meaning of this Agreement, including (without limitation) all documents necessary or useful in connection with the transfer and grant of the Purchaser Assets contemplated in this Agreement.

5.3   Entire Agreement

This Agreement, together with the other Transaction Documents, the other agreements or instruments between the parties executed and delivered pursuant to this Agreement and the other Transaction Documents, and the amended and restated mutual non-disclosure and confidentiality agreement dated August 25, 2000 between 360 and Call-Net, constitute the entire agreement between the parties hereto pertaining to the subject matter of this Agreement and the other Transactions Documents and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, express or implied, statutory or otherwise between the parties.

5.4   Reliance & Non-Waiver

Each signatory to this Agreement acknowledges and agrees that the other signatories have entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement. No waiver of any condition or other provision, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.5   Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia, without regard for the conflict of law rules of such laws.

5.6   Resolution of Disputes

In the event any dispute, claim, question or difference arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the parties shall settle such dispute, claim, question or difference in accordance with provisions of the applicable Transaction Document to which such dispute, claim, question or difference relates.

5.7   Assignments

This Agreement may only be assigned or transferred by any party hereto in the event that any such party hereto assigns or transfers its interest in any Transaction Document to which it is a party provided that such Transaction Document is assigned or transferred in accordance with the applicable provisions of such Transaction Document.

5.8   Counterparts and Facsimile

(a)	This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

(b)	This Agreement may be executed by facsimile and the facsimile execution pages will be binding upon the executing party to the same extent as the original executed pages. The executing party covenants to provide originals of the facsimile execution pages for insertion into the original Agreement in place of the facsimile pages.

5.9   Severability

If any clause or part of a clause in this Agreement shall be illegal, it shall be considered separate and severable from this Agreement and the remaining provisions shall remain in full force and effect and shall be binding upon the parties as though the said clause or part thereof had never been included, provided that this Agreement as thus modified remains operable.

5.10   Good Faith

Each of Purchaser, 360, Vendor and Call-Net shall have a duty to act in good faith in the performance and enforcement of this Agreement and the other Transaction Documents.

5.11   Agreement Binding

This Agreement will enure to the benefit of and be binding upon each of the parties and their successors and permitted assigns.

5.12   No Other Provisions Affected

Nothing contained in this Agreement shall be deemed to be a waiver of any covenant or agreement contained in or a waiver of any breach or default under, any of the Transaction Documents, and each of the parties hereto agree that, except as modified, amended and supplemented by the provisions of this Agreement all of the covenants, agreements, obligations, liabilities and other provisions contained in the

Transaction Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect and unamended or modified in any way.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date specified on the first page of this Agreement.

360NETWORKS INC.

Per:

Signature

Signature

360NETWORKS (CDN FIBER) LTD.

Per:

Signature

Signature

360NETWORKS (USA) INC.

Per:

Signature

Signature

CALL-NET ENTERPRISES INC.

Per:

Signature

Signature

SPRINT CANADA INC.

Per:

Signature

Signature

CALL-NET TECHNOLOGY SERVICES INC.

Per:

Signature

Signature

CNCS INC.

Per:

Signature

Signature